UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported) August 12, 2002

             (Exact name of registrant as specified in its charter)
                                DST Systems, Inc.

             (State or other      (Commission     (I.R.S. Employer
               jurisdiction       File Number)    Identification No.)
            of incorporation)

                Delaware            1-14036          43-1581814

                333 West 11th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (816) 435-1000


                                 Not Applicable
         (Former name or former address, if changed since last report.)

                                    FORM 8-K

                                DST SYSTEMS, INC.

ITEM 1  CHANGES IN CONTROL OF REGISTRANT
Not applicable.

ITEM 2  ACQUISITION OR DISPOSITION OF ASSETS
Not applicable.

ITEM 3  BANKRUPTCY OR RECEIVERSHIP
Not applicable.

ITEM 4  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
Not applicable.

ITEM 5  OTHER EVENTS
See attached as an Exhibit to this Form 8-K a News Release released August 12, 2002 concerning the announcement of the appointment of Travis E. Reed as a director of DST Systems, Inc.

ITEM 6  RESIGNATIONS OF REGISTRANT'S DIRECTORS
Not applicable.

ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS
Not applicable.

ITEM 8  CHANGE IN FISCAL YEAR
Not applicable.

ITEM 9  REGULATION FD DISCLOSURE
Not applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DST Systems, Inc.


                                    /s/ Randall D. Young
                                    Randall D. Young
                                    Vice President, General Counsel,
                                    and Secretary

Date: April 13, 2002

                     DST Announces Election of New Director

KANSAS CITY, MO.(August 12, 2002) - DST Systems, Inc. announces that on July 30, 2002, the DST Board of Directors elected Travis E. Reed as a member of the Board. The election of Mr. Reed fills the vacancy created by the retirement and resignation of James Castle.

Mr. Reed is founder and President of Reed Investment Corporation. Mr. Reed began his career at Lockheed Aircraft and North American Aviation and has served in the role of president, chief operating officer and other executive officer positions at Geothermal Resources International, Inc., Commercial Aircraft Leasing Corporation, and Systems Capital Corporation.

Mr. Reed also served as U.S. Assistant Secretary of Commerce under President Gerald Ford and headed the department of Commerce's Domestic and International Business Administration.

Originally established in 1969, DST is a leading global provider of sophisticated information processing and computer software services and products to the financial services industry (primarily mutual funds and investment managers), video/broadband/satellite TV industry and other services industries.


DST Systems, Inc.
333 West 11th Street
Kansas City, MO
64105-1594

NYSE Symbol: DST
Contact:
Thomas A. McDonnell (816) 435-8684
President and Chief Executive Officer
Kenneth V. Hager (816) 435-8603
Vice President and Chief Financial Officer